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                                                                  Exhibit 1.1(b)

                         Nuveen Unit Trusts, Series 33

                         Trust Indenture and Agreement

                            Dated: February 25, 1999

     This Trust Indenture and Agreement by and between John Nuveen & Co. Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Nuveen Unit Trust, Series 4 and certain subsequent Series, effective May 29, 1997" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                Witnesseth That:

     In consideration of the promises and of the mutual agreements herein contained, the Depositor and the Trustee, agree as follows:

                                     Part I

                     Standard Terms and Conditions of Trust

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    Part II

                     Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

     (a) The Securities defined in Section 1.01(1) listed in Schedule A hereto have been deposited in trust under this Trust Indenture and Agreement.

     (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for the Trust on the Initial Date of Deposit is 1/(the number of Units) set forth under the caption "Statement of Condition--Interest of Unitholders: Units of fractional undivided interest outstanding" in the Prospectus.
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     (c) The number of Units created of the Trust are as set forth under the caption "Statement of Condition--Interest of Unitholders: Units of fractional undivided interest outstanding" in the Prospectus for the Trusts.

     (d) The Trust elects to be treated and to qualify as a Regulated Investment Company as defined in the Internal Revenue Code, and the Trustee is hereby directed to make such elections, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification.

     (e) Section 10.02 shall be amended to read in its entirety as follows:

            Section 10.02. Initial Costs. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor's reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the earlier of six months after the Initial Date of Deposit or the end of the initial offering period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the earlier of six months after the Initial Date of Deposit or the end of the initial offering period. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to the extent practicable, in the percentage ratio then existing. The reimbursement provided for in this section shall be for the account of the Unitholders of record at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 10.02 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement of Condition of the Trust included in the Prospectus not later than the 10 calendar days following the Initial Date of Deposit or deposit of additional Securities, as applicable and the Depositor's obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 10.02 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unitholder redeems Units prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, the Trustee shall pay to the Unitholder, in

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     addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor pursuant to Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

     (f) Article I of the Standard Terms and Conditions of Trust is hereby amended to replace the definitions of "Capital Distribution Date," "Contract Securities," "Initial Date of Deposit," "Mandatory Termination Date," "Record Date," "Securities" and "Unit" and to add the following definitions:

     Capital Distribution Date

          The meaning assigned to it in the Prospectus for a Trust.

     Contract Securities

          The Securities which are to be acquired by any Trust Fund pursuant to a contract or contracts for the purchase of such securities which have been assigned to the Trustee along with the amounts required for their purchase which have been delivered to the Trustee.

     Evaluator

          The party designated in the Prospectus for a Trust or any party appointed by the Sponsor.

     Initial Date of Deposit

          The meaning assigned to it in the Prospectus for each respective Trust Fund.

     Mandatory Termination Date

          The meaning assigned to it in the Prospectus for a Trust.

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     Percentage Ratio

          The actual number of shares of each Security as a percent of all shares of Securities necessary to cause the Trust portfolio to replicate, to the extent practicable, the Nasdaq 100 Index immediately prior to any subsequent deposit of Securities as determined, in part, by computer program output obtained by but operated independently of the Depositor which tracks such index. The Depositor shall be solely responsible for the calculation of the Percentage Ratio and the maintenance of the composition of the Trust portfolio.

     Prospectus

          The prospectus relating to a Trust in the form first used to confirm sales of Units.

     Record Date

          As applicable, the meaning assigned in "Income Record Date" and/or "Capital Record Date" in the Prospectus for each respective Trust Fund.

     Securities

          The securities, including Contract Securities listed in Schedule A to the Trust Agreement or other securities deposited in the Trust Fund and any obligations received in exchange or substitution for such securities, as may from time to time continue to be held as a part of any Trust Fund.

     Unit

          The fractional undivided interest in and ownership of an individual Trust Fund equal initially to 1/(the number of Units of fractional undivided interest outstanding) provided in the Statement of Condition in the Prospectus for the Trust Fund, the denominator of which fraction shall be (1) increased by the number of any additional Units issued pursuant to
     Section 2.03 hereof and (2) decreased by the number of any such Units redeemed as provided in Section 5.02. Whenever reference is made herein to the "interest" of a Unitholder in the Trust Fund or in the Income or Capital Accounts, it shall mean such fractional undivided interest represented by the number of Units, whether or not evidenced by a Certificate or Certificates, held of record by such Unitholder in such Trust Fund.

In addition, the definitions of "Rollover Distribution," "Rollover Notification Date," "Rollover Unitholder" and "Special Redemption and Liquidation Period" shall be deleted.

      (g) The following subsection (d) shall be added to Section 7.02:

          (d) The Depositor may employ agents in connection with its duties under Section 3.11 and 3.13 hereof and shall not be answerable for the default or misconduct of such agents if they shall have been selected with reasonable care. The fees of such agents shall be reimbursable to the Depositor from the Trust Fund, provided, however, that the

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     amount of such reimbursement in any year (i) shall reduce the amount payable to the Depositor for such year with respect to the service in question and shall not exceed the maximum amount payable to the Depositor for such service for such year and (ii) if such agent is an affiliate of the Depositor, the amount of the reimbursement, when combined with (a) all compensation received by such agent from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates and (b) the amount payable to the Depositor from the Trust Fund and from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates in respect of the service in question, shall not exceed the aggregate cost of such agent and the Depositor of providing such service. The Trustee shall pay such reimbursement against the Depositor's invoice therefor upon which the Trustee may rely as the Depositor's certification that the amount claimed complies with the provisions of this paragraph.

     (h) Section 4.01 shall be amended to read in its entirety as follows:

     Section 4.01. Evaluation of Securities. The Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request the value of each issue of Securities as of the Evaluation Time as provided in the following manner:

          (a) The Evaluator will prepare each evaluation for which market quotations for the Securities are available by the use of outside services normally used and contracted with for this purpose. If the Securities are listed on a national securities exchange or The NASDAQ Stock Market, Inc., the evaluation will be based on the closing sale price on the exchange or system (if a Security is listed on the New York Stock Exchange, the last sale price on that exchange shall apply) or, if there is no closing sale price on the exchange or system, at the closing bid price on the exchange or system. If such market quotations are not available, the Evaluator shall determine the value of the Securities. Such evaluation shall generally be based on the current bid prices on the over-the-counter market (unless it is determined that these prices are inappropriate as a basis for evaluation). If such prices are not available on the over-the-counter market, the evaluation will generally be made by the Evaluator in good faith (1) on the basis of the current bid prices for comparable securities,
     (2) by the Evaluator's appraising the value of the Securities in good faith at the bid side of the market or (3) by any combination thereof. For each evaluation, the Evaluator shall also determine and furnish to the Trustee and the Depositor the aggregate of (a) the value of all Securities on the basis of such evaluation and (b) on the basis of the information furnished to the Evaluator by the Trustee pursuant to Section 3.02, the amount of cash then held in the Capital Account which was received by the Trustee after the Record Date preceding such determination less any amounts held in the Capital Account for distribution to Unitholders on a subsequent Distribution Date when a Record Date occurs four business days or less after such determination. For the purposes of the foregoing, the Evaluator may obtain current prices for the Securities from investment dealers or brokers (including the Depositor) that customarily deal in similar securities. With respect to any Security not listed on a national exchange or The NASDAQ Stock Market, Inc., or, with respect to a Security so listed but the Evaluator deems the closing sale price on the relevant exchange to be inappropriate as a basis for valuation, upon the Evaluator's request, the Depositor shall,

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     from time to time, designate one or more evaluation services or other sources of information on which the Evaluator shall be authorized conclusively to rely in evaluating such Security, and the Evaluator shall have no liability for any errors in the information so received. The cost thereof shall be an expense reimbursable to the Evaluator from the Income and Capital Accounts.

          (b) Notwithstanding Section 4.01(a), except in those cases in which the Securities are listed on a national securities exchange or The NASDAQ Stock Market, Inc., and the closing sales prices are used and except for Trust Fund Evaluations required by Section 5.02 in determining Redemption Price, during the initial offering period, the evaluations of the Securities shall generally be made in the manner described in Section 4.01(a) based on the closing ask prices of the Securities rather than the closing bid prices.

     (i) Section 5.01 shall be amended to read in its entirety as follows:

     Section 5.01. Trust Fund Evaluation. As of the Evaluation Time next following any tender by a Unitholder for redemption and on any other business day desired by it or as may be required hereunder, the Trustee shall as to each Trust Fund:

     Add--

          (1) cash on hand in the Trust Fund (other than cash held especially for the purchase of Contract Securities) and moneys in the process of being collected from declared dividends,

          (2) the aggregate value of each issue of the Securities in the Trust Fund (including Contract Securities) as determined by the Evaluator pursuant to Section 4.01, and

          (3)  all other assets of the Trust;

     Deduct--

          (1) amounts representing any applicable taxes, governmental charges or other charges pursuant to Section 3.03 payable out of the Trust Fund and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account,

          (2) amounts representing estimated accrued fees and expenses of the Trust Fund including but not limited to unpaid fees and expenses of the Trustee (including legal and auditing expenses), the Evaluator, the Depositor and counsel, and

          (3) amounts representing unpaid accrued organization costs, and

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          (4) cash allocated for distribution to Unitholders of the Trust Fund of record as of the business day prior to the evaluation then being made.

     The resulting figure is herein called a "Trust Fund Evaluation."

     Prior to the payment to the Depositor of its reimbursable organization costs to be made at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period in accordance with
     Section 10.02, for purposes of determining the Trust Fund Evaluation under this Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trustee in writing of a revised estimated amount per Unit representing unpaid accrued organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organization costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not effect calculations made prior thereto and no adjustment shall be made in respect thereof.

     (j) Notwithstanding anything to the contrary contained in Sections 3.04, 3.11, 3.13, 4.03 and 8.05 or otherwise herein, expenses of each Trust shall be paid to the appropriate party on or about the 15th day of each month. Until the Trustee is notified by the Depositor that the primary offering period has terminated, the fees, where applicable, shall be accrued daily and based on the number of Units outstanding on each day. After the primary offering period has terminated, the fees, where applicable, shall accrue daily and be based on the number of Units outstanding on the most recent prior Record Date specified in the Prospectus.

     (k) Section 8.01(i) shall be amended to read in its entirety as follows:

          (i) Notwithstanding any provisions of this Agreement to the contrary, no payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for the Trust Fund or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed the Trustee as an expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee.

     (l) The following replaces the first two sentences of Section 8.05:

     The Trustee shall receive at the times and in the manner set forth in
     Section 3.04 as compensation for performing the usual, ordinary, normal and recurring services under this Agreement during the preceding month an amount equal to the amount specified as compensation for the Trustee in the Prospectus. Such fee shall accrue daily and be computed on the basis of the largest number of Units outstanding during the period with respect to which such compensation is paid.

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     (m) All references to the "NASDAQ National Market System" herein and in the Standard Terms and Conditions of Trust shall be replaced with "The NASDAQ Stock Market, Inc."

     (n) Subsection (b) of Section 2.01 shall be amended to replace subsections
(1)-(4) with the following and to redesignate subsection (5) as subsection (4):

          (b) (1) From time to time following the Initial Date of Deposit for a Trust, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities for such Trust, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, or (ii) Contract Securities relating to such additional Securities, accompanied by cash and/or Letter(s) of Credit as specified in paragraph (c) of this Section 2.01. In lieu of additional Securities or Contract Securities, the Depositor may deposit with the Trustee cash (or a Letter of Credit) in an amount equal to the valuation made in accordance with Section 4.01 for the date of such deposit of the additional Securities not delivered or represented by Contract Securities and the Depositor or its designated agent shall, on behalf of the Trust, enter into contracts to purchase such additional Securities and shall provide the Trustee such information as the Trustee may require in order to settle such transactions and take delivery of such additional Securities which the Trustee is hereby directed to do. Except as provided in the following subparagraph (2), after an initial period that will not exceed 30 days, the Depositor in each case shall ensure that each deposit of additional Securities shall, as nearly as is practicable, seek to enable the Trust to replicate the performance of the Nasdaq 100 Index immediately prior to any subsequent deposit as determined in whole or in part by computer program output operated independently of the Depositor. Any brokerage fees related to the purchase of Securities deposited in the Trust Fund after the Initial Date of Deposit shall be an expense of such Trust Fund. The Depositor shall deliver any additional Securities which were not delivered concurrently with the deposit of additional Securities and which were represented by Contract Obligations within 10 calendar days after such deposit of additional Securities (the "Additional Securities Delivery Period"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason such Securities are not delivered to the Trust by the end of the Additional Securities Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in amounts sufficient to settle such contract, apply the monies in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section
     3.10. If the Depositor does not take the action specified in Section 3.10 within 10 calendar days of the end of the Additional Securities Delivery Period, the Trustee shall forthwith take the action specified in Section
     3.10. If the Depositor has acted as broker in connection with any purchase of Securities made on behalf of the Trust, which it is hereby authorized to do, it shall be entitled to reimbursement in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any acquisition of Securities pursuant to this Section (other than to confirm the identity and amount of Securities delivered to it pursuant to contracts deposited or entered into by the Depositor) and shall have no responsibility for the composition of the Trust portfolio.

          (2) Additional Securities (or Contract Securities therefor) may, at the Depositor's discretion, be deposited or purchased in round lots. If the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Security in the Trust most

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     under-represented in the Trust's portfolio as determined, in whole or in part, by computer program output operated independently of the Depositor which tracks the Nasdaq 100 Index.

          (3) If at the time of a deposit of additional Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may (i) deposit, or purchase on behalf of the Trust or designate an agent to purchase on behalf of the Trust in respect of cash deposited therein for such purpose, in lieu thereof, another issue of Securities or Replacement Securities or (ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities whose acquisition is not feasible and enter into contracts, or designate an agent to enter into contracts, on behalf of the Trust to acquire such Securities of such issue when they become available.

     The second paragraph of Section 3.04(b) shall have the following added to the end of the paragraph:

     Notwithstanding anything to the contrary contained in this paragraph, the Depositor may, but is not obligated to, direct the investment of any amounts held in the Capital Account that have not previously been used to pay for the redemption of Units tendered to a Trust Fund, into any Securities which are under-represented in the Trust's portfolio as determined by, in whole or in part, computer program output operated independently of the Depositor which tracks the Nasdaq 100 Index.

     (o) The following shall be added as subsection (f) to Section 3.04:

          (f) Notwithstanding the foregoing, if a Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, the Trustee shall make such additional distributions to Unitholders as shall be determined by the Depositor or such agent as the Depositor shall designate to be necessary or desirable to maintain the status of the Trust as a Regulated Investment Company or to avoid imposition of any income or excise taxes on undistributed income of the Trust. The Trustee shall be authorized to rely conclusively upon the direction, and shall have no duty to make any additional distributions from the Trust in the absence of such direction. The Trustee shall have no liability for any tax or other liability incurred by reason of action or inaction resulting from such direction. The fees of such auditors shall be an expense of the Trust reimbursable to the Trustee in accordance with section 8.05.

     (p) The following replaces the second paragraph of Section 3.08:

          In the event that an offer by the issuer of any of the Securities of any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee; provided, however, if such securities are components of the Nasdaq 100 Index, the Depositor may advise the Trustee to keep such securities. The cash received in such exchange and cash proceeds of any such sales shall, as the Depositor shall direct, in the following priority, be (1) reinvested, to the extent practicable, into any Securities which are under-represented in the Trust's portfolio as determined by, in whole or in part, computer program output operated independently of the Depositor which tracks such index or (2) distributed to Unitholders on the next Capital Distribution Date in the manner set forth in this Agreement regarding distributions from the Capital Account. Without limiting the generality of the foregoing, in determining whether such reinvestment is practicable, the Depositor may, but is not obligated to, specifically consider the ability of the Trust to reinvest such proceeds into round lots of a Security. Except as provided in
     Article VIII, the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such rejection or sale.

     (q) Section 3.06 shall be amended to read, in its entirety, as follows:

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     Section 3.06.  Extraordinary Sale of Securities and Reinvestment. The
     Depositor by written notice may direct the Trustee to sell Securities at such price and time and in such manner as shall be deemed appropriate by the Depositor if the Depositor shall have determined that any one or more of the following conditions exist:

          (a) that there has been a default in the payment of principal of or interest on any outstanding debt obligations of the issuer of such Securities;

          (b) that the price of any such Security has declined to such an extent, as a result of adverse issuer credit factors, so that in the opinion of the Depositor the retention of such Securities would be detrimental to the interest of the Unitholders;

          (c) if the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, that such sale is necessary or advisable (i) to maintain the qualification of the Trust as a regulated investment company or (ii) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on undistributed income in the Trust;

          (d) that the Security has been removed from the Nasdaq 100 Index; or

          (e) that computer program output operated independently of the Depositor which tracks the Nasdaq 100 Index indicates that the Security is over-represented in the Trust's portfolio in comparison to such Security's percentage weighting in such index.

          Upon receipt of such direction from the Depositor, the Trustee shall proceed to sell the specified Securities in such manner as the Depositor shall direct. In the event a Security is sold pursuant to Section 3.06(d), the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into any security which replaces such Security as a component of the Nasdaq 100 Index or, if no security so replaces such Security, into any other Securities which are under-represented in the Trust's portfolio as determined in whole or in part, by computer program output operated independently of the Depositor which tracks the Nasdaq 100 Index. In the event a Security is sold pursuant to
     Section 3.06(a), (b), (c) or (e), the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into any other Securities which are under-represented in the Trust's portfolio as determined in whole or in part, by computer program output operated independently of the Depositor which tracks the Nasdaq 100 Index. Without limiting the generality of the foregoing, in determining whether such reinvestment is practicable, the Depositor may, but is not obligated to, specifically consider the ability of the Trust to reinvest such proceeds into round lots of a Security. Contracts for sale or purchase of Securities shall be made by the Depositor on behalf of the Trust or by such agent as the Depositor shall designate. The Depositor or the agent shall provide the Trustee such information as the Trustee may require in order to settle the transactions. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale or purchase made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell or purchase any Securities under this Section 3.06 and shall have no responsibility for the composition of the Trust portfolio. The Depositor shall not be liable for errors of judgment in directing or failing to direct the Trustee pursuant to this
     Section 3.06. This provision, however, shall not protect the Trustee or Depositor against

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     any liability for which they would otherwise be subject, respectively, by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties hereunder.

          The Depositor or its designated agent shall make such reviews of the Trust portfolio as shall be necessary to maintain qualification of the Trust as a Regulated Investment Company and the Depositor shall be authorized to rely conclusively upon such reviews in directing sales pursuant to paragraph (c) of this section.

     (r) Paragraphs (a) and (b) of Section 3.10 shall be amended as follows:

          (a) The New Securities shall be a component of the Nasdaq 100 Index.

          (b) The Depositor shall furnish a notice to the Trustee (which may be part of the Failed Contract Notice) in respect of the New Security purchased or to be purchased that shall (i) identify the New Securities,
     (ii) state that the contract to purchase, if any, entered into by the Depositor is satisfactory in form and substance and (iii) state that the foregoing conditions of clause (a) have been satisfied with respect to the New Securities.

Paragraph (c) of Section 3.10 shall be deleted.

     (s) Article III of the Standard Terms and Conditions of Trust is hereby amended to add the following section:

     Section 3.14. License Fees.

          For the Nuveen Nasdaq 100 Index Portfolio ("Nasdaq 100 Trust") and pursuant to a Licensing Agreement between The Nasdaq Stock Market, Inc. ("Nasdaq") and the Depositor (the "Nasdaq Agreement"), as consideration for the licenses granted by Nasdaq for the right to use its trademarks and trade names or service marks, the Nasdaq 100 Trust will pay the fees provided for in the Nasdaq Agreement to Nasdaq or the Depositor to reimburse the Depositor for payment of the expenses.

          If the Nasdaq Agreement provides for an annual license fee computed in whole or in part by reference to the quarter-end asset balances of the Nasdaq 100 Trust, for purposes of calculating the accrual of estimated expenses, such annual fee shall accrue at a daily rate and the Trustee is authorized to compute an annual licensing fee payment (i) until the quarter-end in which the Depositor has informed the Trustee that there will be no further deposits of additional Securities, by reference to an estimate of the quarter-end asset balances which the Depositor shall provide the Trustee, and (ii) thereafter by reference to the previous quarter-end asset balance of the applicable Nasdaq 100 Trust. The Trustee shall adjust the net asset value (Trust Fund Evaluation) as of the dates specified in the preceding sentence to account for any variation between accrual of estimated license fees and the license fees payable pursuant to the Nasdaq Agreement, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

     (t) The following is added to the end of the first paragraph of Section
5.02.

     If Securities in the Trust are sold for the payment of the Redemption Price and there are excess proceeds remaining after meeting redemption requests, the Depositor may, but is not obligated to, direct the investment of such excess proceeds into any Securities which are under-represented in the Trust's portfolio as determined, in whole or in part, by computer program output operated independently of the Depositor which tracks the Nasdaq 100 Index in the manner provided in section 3.06.

     (u) Section 5.03 shall be deleted.

     (v) The following paragraph shall be added to Section 9.01:

          Notwithstanding anything to the contrary herein, if at any time the Nasdaq 100 Index shall no longer be compiled, maintained or made available, the Depositor may (a) direct that the Trust created hereby continue to be operated hereunder utilizing the components of the Nasdaq 100 Index, and the percentage weightings of such components, as existed on the last date on which the Nasdaq 100 Index components and weightings were available to the Trust or (b) direct the Trustee to terminate this Agreement and the Trust created hereby and liquidate the Trust in such manner as the Depositor shall direct.

     (w) The first paragraph of Section 10.01 shall be replaced with the following paragraph:

     Section 10.01. Amendment and Waiver. This Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Unitholders (a) to cure any ambiguity or to correct or supplement any provisions contained herein which may be defective or inconsistent with any other provision contained herein; (b) to change any provision hereof as may be required by the Securities and Exchange Commission or any successor governmental agency exercising similar authority; (c) to make such amendments as may be necessary for the Trust to continue to qualify as a regulated investment company for federal income tax purposes; or (d) to make such other provisions in regard to matters or questions arising hereunder as shall not adversely affect the interest of the Unitholders (as determined in good faith by the Depositor and the Trustee). This Agreement may also be amended from time to time by the Depositor and the Trustee (or the performance of any of the provisions of this Agreement may be waived) with the consent of holders of Units representing 66-2/3% of the Units at the time outstanding under the Trust Agreement of the individual Trust Fund or Trust Funds affected for the purpose of adding any provisions of this Agreement or of materially modifying in any manner the rights of the holders of Units of such Trust Fund or Trust Funds; provided, however, that in no event may any amendment be made which would (a) alter the rights to the Unitholders as against each other, (b) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Agreement or (c) adversely affect the characterization of the Trust as a regulated investment company for federal income tax purposes; provided, further, that the consent of 100% of the Unitholders of any individual Trust Fund is required to amend this Agreement (a) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain amendments and (b) to reduce the interest in such Trust Fund represented by any Units of such Trust Fund.

          In Witness Whereof, John Nuveen & Co. Incorporated, has caused this Trust Indenture and Agreement for Nuveen Unit Trusts, Series 33 to be executed by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or its Assistant Secretary and The Chase Manhattan Bank has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Second Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers; all as of the day, month and year first above written.
                                       John Nuveen & Co. Incorporated,
                                                   Depositor


                                       By /s/ Robert K. Burke
                                          ----------------------------
                                              Authorized Officer


(Seal)

Attest:

By /s/ Karen L. Healy
   -------------------------
       Assistant Secretary

                                       The Chase Manhattan Bank, Trustee


                                       By /s/ Alfred Miller
                                          ----------------------------
                                              Assistant Vice President


(Seal)

Attest:

By /s/ Robert E. Lisk
   --------------------------
       Assistant Treasurer

                Schedule A to the Trust Indenture and Agreement

                        Securities Initially Deposited

                                      in

                         Nuveen Unit Trusts, SERIES 33



    (Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth for the Trust in the Prospectus.)